U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 5, 2019, Akers Biosciences, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). The number of shares of common stock of the Company (the “Common Stock”) entitled to vote at the Special Meeting was 12,482,708. The number of shares of Common Stock present or represented by valid proxy at the Special Meeting was 7,650,410. Greater than 33.34% of the shares of Common Stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy, thereby constituting a quorum. All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved. The voting results reported below are final.

The following is a tabulation of the voting on the proposal presented at the Special Meeting:

Proposal 1: To approve the cancellation of the admission of the Company’s common stock of no par value to trading on AIM, a market operated by London Stock Exchange, and that the directors and officers of the Company be authorized to take all steps which are necessary or desirable in order to effect such cancellation (the “Cancellation Proposal”).

Shares Voted For	Shares Against	Shares Abstaining
7,408,643	171,463	70,304

On the basis of the above votes, the Cancellation Proposal was adopted. With the approval of the Cancellation Proposal, it is anticipated that trading in the Common Stock on AIM will cease, and the delisting will take effect, from 7.00 a.m. (GMT) on March 29, 2019. Upon the delisting becoming effective, finnCap Limited will cease to be the nominated adviser and broker to the Company in the UK and the Company will no longer be required to comply with the rules and corporate governance requirements to which companies admitted to trading on AIM are subject, including the AIM Rules. The Company will remain subject to the rules and corporate governance requirements promulgated by the SEC and NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: March 5, 2019	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer